Exhibit 10.2

THE BANK OF VENICE
DIRECTORS’ STOCK OPTION PLAN

ARTICLE I

Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Bank” shall mean The Bank of Venice, a Florida banking corporation.

(b) “Board” or “Board of Directors” shall mean the board of directors of the Bank.

(c) “Change of Control” shall be deemed to have occurred if an entity or person (including a “Group”) as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 promulgated thereunder) of shares of Bank Stock having 50% or more of the total number of votes that may be cast for the election of directors of the Bank, except in connection with any transaction involving the formation of a bank holding company for the Bank.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

(e) “Director” shall mean any individual who is serving as a director of the Bank.

(f) “Option” shall mean an option to purchase Stock granted by the Bank pursuant to the provisions of this Plan.

(g) “Option Price” shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

(h) “Optionee” shall mean a Director who has received an Option granted by the Bank hereunder.

(i) “Plan” shall mean this The Bank of Venice Directors’ Stock Option Plan.

(j) “Service” shall mean the tenure of an individual as a Director of the Bank.

(k) “Stock” shall mean the common stock of the Bank, par value $5.00 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Bank or some other corporation, such other stock or securities.

(l) “Stock Option Agreement” shall mean the agreement between the Bank and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

(m) “Stock Option Committee” shall mean the Board.

ARTICLE II

The Plan

2.1 Name. This plan shall be known as the “The Bank of Venice Directors’ Stock Option Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Bank and its shareholders by affording to the Directors of the Bank an opportunity to acquire or increase their proprietary interest in the Bank by the grant of Options to such Directors under the terms set forth herein in recognition of their efforts in connection with the organization and operation of the Bank.

2.3 Effective Date. The Plan shall become effective on the later of the approval of this Plan by (i) the Florida Department of Banking and Finance, or (ii) by the holders of a majority of the outstanding shares of Stock.

2.4 Participants. Only Directors of the Bank shall be eligible to receive Options under the Plan.

ARTICLE III

Plan Administration

3.1 Stock Option Committee. This Plan shall be administered by the Stock Option Committee.

3.2 Power of the Stock Option Committee. The Stock Option Committee shall have full authority and discretion: (a) to determine, consistent with the provisions of this Plan, which of the Employees will be granted Options to purchase any shares of Stock which may be issued and sold hereunder as provided in Section 4.1 hereof, the times at which Options shall be granted, and the number of shares of Stock covered by each Option; (b) to construe and interpret the Plan; (c) to determine the terms and provisions of each respective Stock Option Agreement, which need not be identical; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

ARTICLE IV

Shares of Stock Subject to Plan

4.1 Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the number of shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements shall not exceed Forty Two Thousand Three Hundred Ninety (42,390) shares. Shares issued pursuant to the exercise of Options may be either authorized and unissued shares or shares issued and thereafter acquired by the Bank.

4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Stock Option Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

4.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 shall be proportionately and appropriately adjusted by the Stock Option Committee. If the Bank continues in existence, the number and kind of shares that are subject to any Option and the Option Price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Bank will not remain in existence or a majority of its stock will be purchased or acquired by a single purchaser or group of purchasers acting together, then the Stock Option Committee may (i) declare that all Options shall terminate 30 days after the Stock Option Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Stock Option Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Stock Option Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

4.4 Acceleration of Option Exercise. Subject to Section 4.3, upon dissolution or liquidation of the Bank, any merger or combination in which the Bank is not a surviving corporation, or sale of substantially all of the assets of the Bank is involved, or upon any Change of Control, the Optionee shall have the right to exercise his Option thereafter in whole or in part notwithstanding the provisions of Section 5.3 hereof, to the extent that it shall not have been exercised.

ARTICLE V

Options

5.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting of the Stock Option Committee authorizing the same and by a written Stock Option Agreement dated as of the date of grant and executed by the Bank and the Optionee, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Stock Option Committee to be consistent with the Plan.

5.2 Option Price. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the Option Price of each share of Stock subject to Option shall be the greater of Ten and 00/100 Dollars ($10.00) or the fair market value of the Stock on the date of grant. If the Stock is publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined by the Board of Directors by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined in good faith by the Board of Directors using any reasonable method. Notwithstanding the foregoing, at no time shall the exercise price be less than the fair market value of the shares on the date the Option is granted or the par value thereof as determined by the Board of Directors.

5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Each Option shall become exercisable in the following manner:

(a)	During the first five years after the date of grant of such Option, no portion of the Option shall be exercisable; and

(b)	During the sixth and each succeeding year after the date of grant of such Option, such Option shall be exercisable as to all shares covered by such Option.

Notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. Options shall be exercised by: (i) written notice of intent to exercise the Option with respect to a specific number of shares of Stock which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Bank at its principal office; (ii) payment in full (by a check or money order payable to “The Bank of Venice”) to the Bank at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised; and (iii) delivery by the Optionee to the Bank of the signed Shareholder Agreement in the form of that attached to this Plan as Exhibit A. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Bank in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

5.4 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

5.5 Effect of Death, Disability, Retirement, or Other Termination of Service.

(a)
If an Optionee’s Service with the Bank shall be terminated for any reason other than the retirement at age sixty-five (65) or the disability (as defined in Section 5.5(c) hereof) or death of the Optionee, then no Options held by such Optionee, which are unexercised in whole or in part, may be exercised on or after such termination of Service.

(b)
If an Optionee’s Service with the Bank shall be terminated by reason of retirement at age sixty-five (65) or the death or disability (as defined in Section 5.5(c) hereof) of the Optionee, then the Optionee or personal representative or administrator of the estate of the Optionee or the person or persons to whom an Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee’s will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee’s Options for ninety (90) days after the date of such termination, but only to the extent that such Options were exercisable at the date of such termination; provided, however, that if such retirement, death or disability occurs during the first five years following the date of grant of the Option, then, notwithstanding any other provision of this Plan, the Option shall be deemed exercisable to the extent of the product obtained by multiplying (i) the number of shares subject to the Options, by (ii) the quotient obtained by dividing the number of full months of the Optionee’s Service with the Bank prior to termination of Service, divided by 60.

(c)
For purposes of this Section 5.5, the terms “disability” and “disabled” shall have the meaning set forth in the principal disability insurance policy or similar program then maintained by the Bank on behalf of its employees or, if no such policy or program is then in existence, the meaning then used by the United States Government in determining persons eligible to receive disability payments under the social security system of the United States.

(d)
No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Bank unless the Bank shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Bank may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

5.6 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

5.7 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Bank in writing such information or assurances as, in the Bank’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Bank shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Bank in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Bank shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Bank, in its discretion, shall deem appropriate.

ARTICLE VI

Stock Certificates

The Bank shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Bank shall in its sole discretion determine to be necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Bank shall in its sole discretion determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Bank from time to time may establish for reasons of administrative convenience.

ARTICLE VII

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Bank may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof or alter the class of persons eligible to receive Options under the Plan, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

Notwithstanding any other provision of this Plan, the Bank’s primary federal bank regulator shall at any time have the right to direct the Bank to require Optionees to exercise their Options or forfeit their Options if the Bank’s capital falls below the minimum requirements, as determined by such federal bank regulator.

ARTICLE VIII

Miscellaneous

8.1 Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Director the right to continue in the Service of the Bank.

8.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Bank.

8.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Bank.

8.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

8.6 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

8.7 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Bank has signed this Plan for and on behalf of the Bank.

David F. Voigt President and Chief Executive Officer

EXHIBIT A
The Bank of Venice
240 Nokomis Avenue, South
Venice, Florida 34285

SHAREHOLDER AGREEMENT

In connection with the purchase by the undersigned Optionee of shares of The Bank of Venice (“Bank”) common stock (the “Shares”), the Optionee understands that the Bank has filed an election with the Internal Revenue Service to have the Bank treated as an S Corporation under the Internal Revenue Code. The Optionee also understands that this election must be signed by each shareholder of the Bank. Accordingly, the Optionee also has attached to this Agreement a completed S Corporation Election Form. In addition to signing the election, each Bank shareholder also must maintain eligibility to hold S corporation stock. The Optionee also understands that if the Bank shares are ever transferred by a Bank shareholder to an individual who is not eligible to own S corporation stock, then the Bank’s S corporation election will terminate. Accordingly, the Optionee understands the Bank is requiring each Bank shareholder to sign a form of this Agreement which will serve as an agreement between the Bank and the shareholder as to the shares of Common Stock owned by the shareholder, in order to preserve for the Bank and its shareholders the benefits of the S corporation election.

The Optionee hereby represents, warrants and agrees to the Bank and the Bank shareholders as follows:

1.	The Optionee is eligible to hold and own shares of an S Corporation under the Internal Revenue Code.

2.
The Optionee has signed the form to be filed by the Bank with the Internal Revenue Service electing treatment by the Bank as an S corporation under the Internal Revenue Code and will promptly file any additional documents or agreements requested by the Bank relating to the S corporation election.

3.
The Shares will not be transferred by the Optionee to any individual who is not eligible to own S Corporation stock. Prior to transferring any of the Shares, the Optionee will provide to the President of the Bank such documentation as the Bank in its sole discretion may require in order to assure that the proposed transfer is to an individual who is eligible to hold S corporation stock. If the individual is not so eligible, the Optionee will not transfer the Shares. The Optionee understands that the Shares may not be transferred by the Optionee to any entity, including any trust.

4.
The Optionee understands that an S corporation can have no more than 75 shareholders. As a result, the Optionee understands that there may be circumstances where the Optionee would like to transfer all or any part of the Shares to a person eligible to own S corporation stock, but the Optionee’s transfer, either alone or in combination with other transfers, may cause the number of Bank shareholders to exceed the limitation on the number of S corporation shareholders. The Optionee agrees that the Optionee will not transfer the Shares to more than one individual. The Optionee also understands that prior to registering any transfer of the Optionee’s Shares the Bank has the right to request from the Optionee’s attorney a legal opinion that the transfer of Shares is in compliance with the terms of this agreement, including that the transferee is an individual eligible to own S corporation stock.

5.
The Optionee understands that this agreement is irrevocable and will survive the Optionee’s death or disability and will be binding upon the Optionee’s heirs, executors, administrators and permitted successors and assigns. The Optionee understands that any permitted transferee of the Shares will take such Shares subject to the terms of this agreement and must enter into an agreement with the Bank similar to this agreement prior to the Bank registering any transfer of the Shares.

6.
The Optionee understands that the certificates for the Optionee’s Shares will be legended to reflect the agreements and restrictions on the transfer of the Optionee’s Shares set forth in this letter, and that the Bank will not register or recognize any transfer of the Shares in violation of this agreement. The Optionee agrees to promptly deliver to the Bank upon request by the Bank all certificates for the Optionee’s Shares in order that the Bank may place a legend on each such certificate in accordance with the foregoing.

7.
The Optionee either alone or with the Optionee’s purchaser representative(s) has the knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of the purchase of the Shares.

8.
The Optionee understands the consequences of the agreements set forth in this letter and will indemnify the Bank and its directors, officers and agents from and against all claims, damages, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur, directly or indirectly, by reason of the failure by the Optionee to fulfill any of the terms and conditions of this agreement.

IN WITNESS WHEREOF, the undersigned Optionee has signed this Shareholder Agreement this ___ day of ______________, 2002.

(Signature of Optionee)

(Name of Optionee)